UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2010

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)
1140 W. Thorndale Avenue Itasca, Illinois 60143-1335
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Completion of Acquisition or Disposition of Assets.

On October 8, 2010, SunRise Bidders, Inc., a Delaware corporation, conducted a public sale for the assets of Enable Holdings, Inc. (the “Company”) pursuant to Section 9.610 of the Illinois Uniform Commercial Code.  SunRise Bidders, Inc. was the senior, secured lender to the Company, with a first-priority lien on substantially all of the Company’s assets.

At the public sale of the Company, only a single bid was received, which was the $1,900,000 credit bid from SunRise Bidders, Inc.  With no competing bids, SunRise Bidders, Inc. concluded the auction and declared its own credit bid as the highest and best bid.

On October 8, 2010, SunRise Bidders, Inc. executed a Bill of Sale and Transfer Statement, pursuant to which the Company’s assets were transferred to SunRise Bidders, Inc.

The Company will continue to exist as a corporate entity, but it now has no recognizable assets.  The Company will commence an orderly liquidation of any remaining assets under applicable state or federal law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2010

ENABLE HOLDINGS, INC.

By:	/s/ Patrick A. Neville
Patrick A. Neville
Chief Executive Officer